EXHIBIT 99.1

KRISPY KREME COMPLETES RESTRUCTURING OF EASTERN AND CENTRAL
CANADIAN OPERATIONS

WINSTON-SALEM, N.C., December 19, 2005 - Krispy Kreme Doughnuts, Inc. (NYSE:KKD) announced today that Krispy K Canada Company, which is wholly-owned by the Company through various subsidiaries, has acquired substantially all of the assets of KremeKo, Inc., Krispy Kreme’s franchisee in eastern and central Canada. The closing of this transaction represents the successful completion of the restructuring of these operations.

The Company’s operations in eastern and central Canada include six factory stores, with both retail and wholesale operations.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including its signature Hot Original Glazed. There are currently approximately 330 Krispy Kreme stores and 80 satellites operating systemwide in 44 U.S. states, Australia, Canada, Mexico, the Republic of South Korea and the United Kingdom. Krispy Kreme can be found on the World Wide Web at http://www.krispykreme.com.

Information contained in this press release, other than historical information, should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of the pending formal investigation by the United States Securities and Exchange Commission and the investigation by the United States Attorney's Office for the Southern District of New York, the pending shareholder class action, the pending shareholder derivative action, the pending ERISA class action, further actions by the Special Committee, our auditors' ongoing review of our financial statements, actions taken by lenders to the Company and its joint ventures and actions taken by our franchisees, dependence on the ability of our franchisees to execute on their business plans, supply issues, changes in consumer preferences and perceptions, the failure of new products or cost saving initiatives to contribute to financial results in the timeframe or amount currently estimated and numerous other factors discussed in Krispy Kreme's periodic reports and proxy statements filed with the Securities and Exchange Commission.

Media Contact:
Laura Smith
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449 ext. 154